Exhibit 23.2


                       Consent of Independent Accountants


We consent to the use in this Registration Statement of Buyers United, Inc. on Form SB-2 of our report dated March 11, 2004, except for note 14 as to which the date is March 15, 2004, on the financial statements of Buyers United, Inc. and to the reference to us under the heading "Experts" in the prospectus.



                                            /s/  Crowe Chizek and Company LLC

Oak Brook, Illinois
May 28, 2004